Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 21, 2018, relating to the financial statements and financial highlights of Centre Global Infrastructure Fund, a series of Centre Funds, for the year ended September 30, 2018, and to the reference to our firm under the heading “Financial Highlights” in the Combined Proxy Statement/Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

April 18, 2019